Exhibit 4.25

EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”) dated as of December 16, 2013, TRITON NAUTILUS ASSET LEASING GMBH, a Swiss limited liability company (the “Borrower”), the lenders from time to time party hereto (each a “Lender” and, collectively, the “Lenders”), DNB BANK ASA, as Administrative Agent and Collateral Agent, WELLS FARGO BANK, N.A., as syndication agent for the Lenders (in such capacity, the “Syndication Agent”), and BANK OF AMERICA, N.A., THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., BARCLAYS BANK PLC, CITIBANK, N.A., LONDON BRANCH, JPMORGAN CHASE BANK, N.A. and STANDARD CHARTERED BANK, as co-documentation agents for the Lenders (in such capacity, collectively, the “Co-Documentation Agents”).  Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided to such terms in the Credit Agreement referred to below.

W I T N E S S E T H :

WHEREAS, the Borrower, the Lenders, DNB BANK ASA as Administrative Agent and Collateral Agent, the Syndication Agent, the Co-Documentation Agents and the other parties thereto from time to time are parties to that certain Credit Agreement, dated as of October 25, 2012 (as amended, modified and/or supplemented to, but not including, the date hereof, the “Credit Agreement”);

WHEREAS, subject to the terms and conditions of this First Amendment, the parties hereto wish to amend the Credit Agreement as herein provided;

NOW, THEREFORE, it is agreed:

I.           Amendments and Modifications to Credit Agreement.

1. Section 10.10(a) of the Credit Agreement is hereby amended by:

(1) deleting the text “another bank or financial institution that is a Qualifying Lender” appearing therein and inserting the text “either (x) another bank or financial institution that is a Qualifying Lender or (y) DNB Capital LLC” in lieu thereof;

(2) inserting the text “or DNB Capital LLC” immediately following the text “another bank or financial institution that is not a Qualifying Lender” appearing therein; and

(3) in clause (iii)(A) therein, inserting the text “or to DNB Capital LLC” immediately following the text “that is a Qualifying Lender” appearing therein.

II. Miscellaneous Provisions.

1. In order to induce the Lenders to enter into this First Amendment, the Borrower hereby represents and warrants that:

(a) no Default or Event of Default exists as of the First Amendment Effective Date (as defined below), both before and immediately after giving effect to this First Amendment; and

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(b) all of the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on the First Amendment Effective Date, both before and after giving effect to this First Amendment, with the same effect as though such representations and warranties had been made on and as of the First Amendment Effective Date (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such date).

2. This First Amendment is limited precisely as written and shall not be deemed to (i) be a waiver of or a consent to the modification of or deviation from any other term or condition of the Credit Agreement, any other Credit Documents or any of the other instruments or agreements referred to therein or (ii) prejudice any right or rights which the Borrower, any of the Lenders or the Administrative Agent now have or may have in the future under or in connection with the Credit Agreement, any other Credit Documents or any of the other instruments or agreements referred to therein.

3. This First Amendment may be executed in any number of counterparts (including by way of facsimile or other electronic transmission) and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

4. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

5. This First Amendment shall become effective on the date (the “First Amendment Effective Date”) when each of the following conditions shall have been satisfied:

(i) no Default or Event of Default exists as of the First Amendment Effective Date, both before and immediately after giving effect to this First Amendment;

(ii) all of the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on the First Amendment Effective Date, both before and after giving effect to this First Amendment, with the same effect as though such representations and warranties had been made on and as of the First Amendment Effective Date (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such date);

(iii) the Borrower and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to the Administrative Agent; and

6. This First Amendment shall constitute a “Credit Document” for purposes of the Credit Agreement and the other Credit Documents.

7. From and after the First Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.*      *      *

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this First Amendment to be duly executed and delivered as of the date first above written.

BORROWER:

TRITON NAUTILUS ASSET LEASING GMBH,
as Borrower

By:           /s/ Trevor A. Tessendorf
Name: Trevor A. Tessendorf
Title: Managing Director

[Signature Page to First Amendment to Triton Nautilus Credit Agreement]
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DNB BANK ASA,
as Administrative Agent and a Lender

By:           /s/ Stian Lovseth
Name: Stian Lovseth
Title: First Vice President

By:           /s/ Florianne Robin
Name: Florianne Robin
Title: Vice President

[Signature Page to First Amendment to Triton Nautilus Credit Agreement]
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WELLS FARGO BANK, N.A.,
as Syndication Agent and a Lender

By:           /s/ T. Alan Smith
Name: T. Alan Smith
Title: Managing Director

By:
Name:
Title:

[Signature Page to First Amendment to Triton Nautilus Credit Agreement]
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BANK OF AMERICA, N.A.,
as Co-Documentation Agent and a Lender

By:           /s/ Alia Qaddumi
Name:  Alia Qaddumi
Title: Vice President

[Signature Page to First Amendment to Triton Nautilus Credit Agreement]
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THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as Co-Documentation Agent and a Lender

By:           /s/ Maria Ferradas
Name: Maria Ferradas
Title: Vice President

[Signature Page to First Amendment to Triton Nautilus Credit Agreement]
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BARCLAYS BANK PLC
as a Lender

By:           /s/ Christopher R. Lee
Name: Christopher R. Lee
Title: Assistant Vice President

[Signature Page to First Amendment to Triton Nautilus Credit Agreement]
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CITIBANK, N.A., LONDON BRANCH
as Co-Documentation Agent and a Lender

By:           /s/ George Clayton
Name: George Clayton
Title: Director

[Signature Page to First Amendment to Triton Nautilus Credit Agreement]
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JPMORGAN CHASE BANK, N.A.,
as Co-Documentation Agent and a Lender

By:           /s/ Stephanie Balette
Name: Stephanie Balette
Title: Authorized Officer

[Signature Page to First Amendment to Triton Nautilus Credit Agreement]
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STANDARD CHARTERED BANK,
as Co-Documentation Agent and a Lender

By:           /s/ Johanna Minaya
Name: Johanna Minaya
Title: Associate Director

By:           /s/ Robert K. Reddington
Name: Robert K. Reddington
Title: Credit Documentation Manager
Credit Documentation Unit, WB Legal-Americas

[Signature Page to First Amendment to Triton Nautilus Credit Agreement]
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SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST REFERENCED ABOVE, AMONG TRITON NAUTILUS ASSET LEASING GMBH, THE LENDERS PARTY THERETO, DNB BANK ASA, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT, WELLS FARGO BANK, N.A., AS SYNDICATION AGENT, AND BANK OF AMERICA, N.A., THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., BARCLAYS BANK PLC CITIBANK, N.A., LONDON  BRANCH, JPMORGAN CHASE BANK, N.A. AND STANDARD CHARTERED BANK, AS CO-DOCUMENTATION AGENTS

CREDIT SUISSE AG, Cayman Islands Branch:
By: /s/ Christopher Day
Name: Christopher Day
Title: Authorized Signatory

By: /s/ Michael Spaight
Name: Michael Spaight
Title: Authorized Signatory

[Signature Page to First Amendment to Triton Nautilus Credit Agreement]
NEWYORK 9024937

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST REFERENCED ABOVE, AMONG TRITON NAUTILUS ASSET LEASING GMBH, THE LENDERS PARTY THERETO, DNB BANK ASA, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT, WELLS FARGO BANK, N.A., AS SYNDICATION AGENT, AND BANK OF AMERICA, N.A., THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., BARCLAYS BANK PLC CITIBANK, N.A., LONDON  BRANCH, JPMORGAN CHASE BANK, N.A. AND STANDARD CHARTERED BANK, AS CO-DOCUMENTATION AGENTS

CREDIT INDUSTRIEL ET COMMERCIAL
By: /s/ Andrew McKuin
Name: Andrew McKuin
Title: Vice President

By: /s/ Alex Aupoix
Name: Alex Aupoix
Title: Managing Director

[Signature Page to First Amendment to Triton Nautilus Credit Agreement]
NEWYORK 9024937

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST REFERENCED ABOVE, AMONG TRITON NAUTILUS ASSET LEASING GMBH, THE LENDERS PARTY THERETO, DNB BANK ASA, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT, WELLS FARGO BANK, N.A., AS SYNDICATION AGENT, AND BANK OF AMERICA, N.A., THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., BARCLAYS BANK PLC CITIBANK, N.A., LONDON  BRANCH, JPMORGAN CHASE BANK, N.A. AND STANDARD CHARTERED BANK, AS CO-DOCUMENTATION AGENTS

BNP PARIBAS:
By: /s/ Sriram Chandrasekaran
Name: Sriram Chandrasekaran
Title: Vice President

By: /s/ Julien Pecoud-Bouvet
Name: Julien Pecoud-Bouvet
Title: Associate

[Signature Page to First Amendment to Triton Nautilus Credit Agreement]
NEWYORK 9024937